                                                                      EXHIBIT 12


                       THE LIMITED, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                        (Thousands except ratio amounts)


                                                    Twenty-six Weeks Ended
                                                   ------------------------
                                                   July 30,        July 31,
                                                     1994            1993
                                                   --------        --------
ADJUSTED EARNINGS

Income before income taxes                         $168,108        $183,457

Portion of minimum rent ($303,864 in 1994
     and $286,364 in 1993) representative
     of interest                                    101,288          95,455

Interest on indebtedness                             29,420          31,337
                                                   --------        --------
     Total Earnings as Adjusted                    $298,816        $310,249
                                                   --------        --------
                                                   --------        --------


FIXED CHARGES

Portion of minimum rent representative
     of interest                                   $101,288        $ 95,455

Interest on indebtedness                             29,420          31,337
                                                   --------        --------
     Total Fixed Charges                           $130,708        $126,792
                                                   --------        --------
                                                   --------        --------

Ratio of Earnings to Fixed Charges                    2.29x           2.45x
                                                   --------        --------
                                                   --------        --------

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